EXHIBIT 17

3 EASY WAYS TO GIVE VOTING INSTRUCTIONS
VOTE BY TOUCH-TONE PHONE, OR VIA THE INTERNET, OR BY MAIL

PHONE: To vote by phone call toll-free 1-800-690-6903 and follow the recorded instructions.

INTERNET: Vote on the Internet at WWW.PROXYWEB.COM and follow the on-line instructions.

MAIL: Return the signed Voting Instructions Form in the accompanying envelope which requires no postage if mailed in the United States.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NO MAIL BACK THIS CARD.


999  999  9999  99

INSTRUCTIONS TO JACKSON NATIONAL LIFE INSURANCE COMPANY AND/OR
JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK
FOR THE SPECIAL MEETING OF SHAREHOLDERS APRIL 20, 2005

JNL SERIES TRUST
JNL/ALLIANCE CAPITAL GROWTH FUND

The undersigned hereby instructs Jackson National Life Insurance Company and/or Jackson National Life Insurance Company of New York (the "Companies"), as the issuer through their respective separate accounts of the Variable Contract owned by the undersigned, to vote all the Shares in each fund of JNL Series Trust (the "Trust") that it owns related to the Variable Contract owned by the undersigned at the Special Joint Meeting of Shareholders to be held on April 20, 2005, at 10:00 a.m. Eastern Time at the offices of Jackson National Life Insurance Company, 1 Corporate Way, Lansing, Michigan 48951, and any adjournment thereof ("Meeting"). THESE INSTRUCTIONS ARE BEING SOLICITED BY JACKSON NATIONAL LIFE INSURANCE COMPANY, ON BEHALF OF ITS JACKSON NATIONAL SEPARATE ACCOUNTS I, III, IV AND V, AND BY JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK, ON BEHALF OF ITS JNLNY SEPARATE ACCOUNTS I, II AND IV.

THE COMPANY THAT ISSUED YOUR VARIABLE CONTRACT WILL VOTE THE SHARES RELATED THERETO AS INSTRUCTED. UNLESS INDICTED TO THE CONTRARY, THIS VOTING INSTRUCTION CARD SHALL BE DEEMED TO BE INSTRUCTIONS TO VOTE "FOR" THE PROPOSAL SPECIFIED ON THE REVERSE SIDE. THIS VOTING INSTRUCTION CARD ALSO GRANTS DISCRETIONARY POWER TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Date ________________________, 2005

-------------------------------------------------------
Signature (owner, trustee, custodian, etc.)            (PLEASE SIGN IN BOX)

Please sign exactly as name appears hereon. If Variable Contracts are held in the name of two or more persons, both should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If the Contract owner is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

JNL pk


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PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. X
PLEASE DO NOT USE FINE POINT PENS.

THESE VOTING INSTRUCTIONS ARE JOINTLY SOLICITED BY JACKSON NATIONAL LIFE INSURANCE COMPANY AND JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK.

PROPOSAL 1:

To approve the Plan by and among the JNL/Alliance Capital Growth Fund and JNL/T. Rowe Price Established Growth Fund, providing for the reorganization of the JNL/Alliance Capital Growth Fund with and into the JNL/T. Rowe Price Established Growth Fund.

FOR     AGAINST      ABSTAIN
(  )     (  )         (  )

PROPOSAL 2:

Such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.




THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.


JNL pk